SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Infiniti Solutions Ltd

(Exact Name of Registrant as Specified in its Charter)

Singapore	Not Applicable

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

17 Changi Business Park Central 1 #06-09 Honeywell Building, Singapore	486073

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-119068

Securities to be Registered Pursuant to Section 12(b) of the Act: None.

Securities to be Registered Pursuant to Section 12(g) of the Act:

Ordinary Shares, $0.30 par value

(Title of Class)

Item 1.

Description of Registrant’s Securities to be Registered.

     The description of the Ordinary Shares of Registrant set forth under the caption “Description of Ordinary Shares” in Registrant’s Registration Statement on Form F-1 (File No. 333-119068) as originally filed with the Securities and Exchange Commission on September 16, 2004, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.

     The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit
Number	Description
3.3*	Memorandum of Association to be effective upon completion of the offering
3.4*	Articles of Association to be effective upon completion of the offering
4.1*	Specimen Ordinary Share Certificate
4.2*	Form of Registration Rights Agreement

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form F-1 of Infiniti Solutions Ltd filed on September 16, 2004, as amended (Registration No. 333-119068).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 24, 2004	Infiniti Solutions Ltd
	By:	/s/ Kah Chin Kong
		Name:	Kah Chin Kong
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.3*	Memorandum of Association to be effective upon completion of the offering
3.4*	Articles of Association to be effective upon completion of the offering
4.1*	Specimen Ordinary Share Certificate
4.2*	Form of Registration Rights Agreement

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form F-1 of Infiniti Solutions Ltd filed on September 16, 2004, as amended (Registration No. 333-119068).